SIXTH AMENDMENT, CONSENT AND WAIVER TO CREDIT AGREEMENT

This    SIXTH    AMENDMENT,    CONSENT    AND    WAIVER    TO    CREDIT
AGREEMENT (this "Amendment'), is dated as of July 18, 2018, by and among ALICO, INC., a Florida corporation ("Alico" ), ALICO-AGRI, LTD., a Florida limited partnership ("Alico-Agri''), ALICO PLANT WORLD, L.L.C., a Florida limited liability company ("Plant World" ), ALICO FRUIT COMPANY, LLC, a Florida limited liability company ("Fruit Company"), ALICO LAND DEVELOPMENT INC., a Florida corporation ("Land Development'), ALICO CITRUS NURSERY, LLC, a Florida limited liability company ("Citrus Nursery", and together with Alico, Alico-Agri, Plant World, Fruit Company and Land Development, each a "Borrower" and collectively the "Borrowers"), the Guarantors party hereto and RABO AGRIFINANCE LLC (formerly known as Rabo Agrifinance, Inc.), a Delaware limited liability company ("Lender").

WITNESSETH:

WHEREAS, Borrowers and Lender are parties to that certain Credit Agreement dated as of December 1, 2014, as amended by that certain First Amendment to Credit Agreement and Consent dated as of February 26, 2015, that certain Second Amendment to Credit Agreement dated as of July 16, 2015, that certain Third Amendment to Credit Agreement dated as of September 30, 2016, that certain Consent and Waiver Agreement dated as of December 20, 2016, that certain Fourth Amendment to Credit Agreement dated as of September 6, 2017, and that certain Fifth Amendment to Credit Agreement dated as of October 30, 2017 (as may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement ' );

WHEREAS, to date during Alico's fiscal year ending September 30, 2018, the Companies have sold certain assets with an aggregate fair market value of $32,000,000 and such amount is in excess of that permitted under Section 6.4(m) of the Credit Agreement (the "Disposition");

WHEREAS, as part of the Disposition, Alico sold its office space located at I0070 Daniels Interstate Court, Suite 200, Fort Myers, Florida and I0070 Daniels Interstate Court, Suite I00, Fort Myers, Florida (collectively, the "Office Space") and leased the Office Space back in a sale-leaseback transaction (the "Sale Leaseback Transaction") pursuant to two Agreements of Lease, each dated October 30, 2017 and each by and between Max FM, LLC, as landlord, and Alico, as tenant (each a "Lease Agreement' and collectively, the "Lease Agreements") in violation of Section 6.13 of the Credit Agreement; and

WHEREAS, Borrowers have requested that Lender (a) amend the Credit Agreement to permit sales of assets with an aggregate fair market value of up to $45,000,000 under Section 6.4(m) of the Credit Agreement during the fiscal year ending September 30, 2018, (b) waive the failure of Borrowers to comply with Sections 6.4(m) and 6.13 of the Credit Agreement in connection with the Disposition and the Sale Leaseback Transaction, respectively, and (c) consent to the continuing Sale-Leaseback Transaction, each on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the patties hereto agree that all capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement, and further agree as follows:

I. Amendment to Credit Agreement. Section 6.4 of the Credit Agreement, Dispositions, is hereby modified and amended by deleting clause (m) thereof in its entirety and inserting in lieu thereof the following:

"(m) Dispositions not otherwise permitted under this Section 6.4; provided that (i) at the time of such Disposition , no Event of Default shall exist or would result from such Disposition, and (ii) the aggregate fair market value of all property Disposed of in reliance on this clause shall not exceed (A) $45,000,000 in the Fiscal Year ended September 30, 20I8 and (B) $10,000,000 in any other Fiscal Year."

2.Consent. Notwithstanding the prohibitions in Section 6.13 of the Credit Agreement that would prohibit the Sale Lease back Transaction , Lender hereby consents to the Sale Leaseback Transaction; provided that Alica shall not permit (a) the definitions of " Base Rent", "Additional Rent" or "Rent" as defined in each Lease Agreement to be amended to increase the obligations of Alica or any other Obligor under such Lease Agreement or (b) any other amendment or other modification to any Lease Agreement that Lender in its sole discretion determines to be materially adverse to its interests under the Loan Documents.

3.Waiver. Subject to the terms and conditions set forth herein , Lender hereby waives , as of th e Amendment Effective Date (as defined below), any Default or Event of Default that arose prior to the Amendment Effective Date (a) under Section 6.4 of the Credit Agreement due to the Disposition and (b) under Section 6.13 of the Credit Agreement due to the Sale Leaseback Transaction.

4.    No Other Amendments, Waivers or Consents. Except as expressly set fo11h above, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment, modification or waiver of any right, power or remedy of Lender under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents. The text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect and each Borrower and each Guarantor hereby ratifies and confirms its obligations thereunder. Except for the amendment, waivers and consent set forth above, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect and each Borrower and each Guarantor hereby ratifies and confirms its obligations thereunder. This Amendment shall not constitute a modification of the Credit Agreement or any of the other Loan Documents or a course of dealing with Lender at variance with the Credit Agreement or the other Loan Documents such as to require further notice by Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future. Each Borrower and each Guarantor acknowledges and expressly agrees that Lender reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents, as amended herein. It is hereby understood by each Borrower and each Guarantor that the foregoing waivers by Lender shall not be deemed to establish a course of conduct so as to justify an expectation by Borrowers that Lender will entertain or grant their consent to any future such requests by Borrowers. Further, it is hereby understood by each Borrower and each Guarantor that the foregoing waivers shall not be deemed, or interpreted as, a consent by Lender to modify or waive compliance with the terms and conditions of the Credit Agreement or the other Loan Documents except as specifically provided herein.

5.Representations and Warranties. In consideration of the execution and delivery of this Amendment by Lender, each Borrower and each Guarantor hereby represents and warrants in favor of Lender as follows:

(a)    The execution, delivery and performance by each Borrower and each Guarantor of this Amendment (i) are all within such Borrower's corporate, limited liability company or other similar powers, as applicable, (ii) have been duly authorized,
(iii) do not require any consent, authorization or approval of, registration or filing with, notice to, or any other action by, any Governmental Authority or any other Person, except for such as have been obtained or made and are in full force and effect, (iv) will not violate any applicable law or regulation or the Organizational Documents of such Borrower or Guarantor, (v) will not violate or result in a default under any material agreement binding upon such Borrower or Guarantor, (vi) will not conflict with or result in a breach or contravention of, any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Borrower or Guarantor is a party or affecting such Borrower or Guarantor or their respective properties, and (vii) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of such Borrower or Guarantor or any of their respective properties;
(b)    This Amendment has been duly executed and delivered by each Borrower and each Guarantor, and constitutes the legal, valid and binding obligations of each such Borrower or Guarantor enforceable against each Borrower and each Guarantor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c)    As of the date hereof and after giving effect to this Amendment, the representations and warranties made by or with respect to any Borrower or Guarantor under the Credit Agreement and the other Loan Documents, are true and correct in all material respects (unless any such representation or warranty is qualified as to materiality or as to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects), except to the extent previously fulfilled with respect to specific prior dates;

(d)    Immediately after giving effect hereto, no event has occurred and is continuing which constitutes a Default or an Event of Default or would constitute a Default or an Event of Default but for the requirement that notice be given or time elapse or both; and

(e)    No Borrower or Guarantor has knowledge of any challenge to Lender's claims arising under the Loan Documents, or to the effectiveness of the Loan Documents.

6.Effectiveness. This Amendment shall become effective as of the date first written above upon Lender' s receipt of each of the following, in each case in form and substance satisfactory to Lender (the "Amendment Effective Date"):

(a)	this Amendment duly executed by each Borrower, Guarantor and
Lender; and

(b)    all other documents, certificates, reports, statements, instruments or other documents as Lender may reasonably request.

7.Costs and Expenses. Each Borrower agrees to pay on demand all costs and expenses of Lender in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the fees and out-of-pocket expenses of counsel for Lender with respect thereto).

8.Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of a signature page hereto by facsimile transmission or by other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

9.Reference to and Effect on the Loan Documents. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Agreement", " hereunder", "hereof'' or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to " the Credit Agreement", "thereunder", thereof' or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby .

I0 . Governing Law. This Amendment shall be deemed to be made pursuant to the laws of the State of Florida with respect to agreements made and to be performed wholly in the State of Florida and shall be construed, interpreted, performed and enforced in accordance therewith.

11.Final Agreement. This Amendment represents the final agreement between Borrowers, Guarantors and Lender as to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties . There are no unwritten oral agreements between the parties.

12.Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute and deliver this Amendment as of the day and year first above written.

BORROWERS:    ALICO, INC., a Florida corporation

By:
Name: John E. Kiernan
Title: Chief Financial Officer

ALICO-AGRI, LTD., a Florida limited partnership

By:	Alico, Inc., a Florida corporation, its General Partner

By:
John E. Kiernan
Chief Financial Officer

ALICO PLANT WORLD, L.L.C., a Florida
limited liability company
By: Alico-Agri, Ltd., a Florida limited partnership, its Sole Member
By: Alico, Inc., a Florida corporation, its General Partner

By:
Name: John E. Kiernan
Title: Chief Financial Officer

ALICO FRUIT COMPANY, LLC, a Florida
limited liability company

By:	Alico, Inc., a Florida corporation, its Managing Member
By: John E. Kiernan

Name: John E. Kiernan
Title:    Chief Financial Officer

ALICO LAND DEVELOPMENT INC., a
Florida corporation

By:	John E. Kiernan
Chief Financial Officer

ALICO CITRUS NURSERY, LLC, a Florida
limited liability company

By: Alico, Inc., a Florida corporation, its Managing Member

By:             John E. Kiernan
Chief Financial Officer

GUARANTORS:    734 CITRUS HOLDINGS, LLC
By:    ALICO, INC., as its sole member

By:
John E. Kiernan
Chief Financial Officer

734 HARVEST, LLC

By:
John E. Kiernan
Chief Financial Officer

734 CO-OP GROVES, LLC

By:	John E. Kiernan
Chief Financial Officer

734 LMC GROVES, LLC

By:	John E. Kiernan
Chief Financial Officer

734 BLP GROVES, LLC

By:
John E. Kiernan
Chief Financial Officer

ALICO CHEMICAL SALES, LLC
By John E. Kiernan

Name: John E. Kiernan
Title: Chief Financial Officer

ALICO SKINK MITIGATION, LLC
By:    Alico, Inc., its Manager

By:
Name: John E. Kiernan
Title: Chief Financial Officer

ALICO FRESH FRUIT LLC

By:

Name: John E. Kiernan
Title: Chief Financial Officer

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SIXTH AMENDMENT, CONSENT AND W AIYER TO CREDIT AGREEMENT

LENDER:    RABO AGRIFINANCE LLC,
a Delaware limited liability company

By: Bryan L. Byrd

Name: Bryan L. Byrd
Title: Vice President

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SIXTH A MENDMENT, CONSENT AND WAIVER TO CREDIT A GREEMENT